
<ARTICLE>           7
<LEGEND>            THE SCHEDULE CONTAINS SUMMARY FINANCIAL
                    INFORMATION EXTRACTED FROM FORM 10-K FOR CONSECO,
                    INC. DATED DECEMBER 31, 1995 AND IS QUALIFIED IN
                    ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL
                    STATEMENTS.
</LEGEND>
<MULTIPLIER>        1,000

<PERIOD-TYPE>                                           YEAR
<FISCAL-YEAR-END>                                                  DEC-31-1995
<PERIOD-END>                                                       DEC-31-1995
<DEBT-HELD-FOR-SALE>                                                12,963,300
<DEBT-CARRYING-VALUE>                                                        0
<DEBT-MARKET-VALUE>                                                          0
<EQUITIES>                                                              36,600
<MORTGAGE>                                                             599,000 <F1>
<REAL-ESTATE>                                                                0
<TOTAL-INVEST>                                                      14,414,600
<CASH>                                                                       0
<RECOVER-REINSURE>                                                      84,800
<DEFERRED-ACQUISITION>                                               1,421,700 <F2>
<TOTAL-ASSETS>                                                      17,297,500
<POLICY-LOSSES>                                                     12,673,100
<UNEARNED-PREMIUMS>                                                    187,900
<POLICY-OTHER>                                                         244,700
<POLICY-HOLDER-FUNDS>                                                  272,700
<NOTES-PAYABLE>                                                      1,456,100 <F3>
<COMMON>                                                               157,200
<PREFERRED-MANDATORY>                                                        0
<PREFERRED>                                                            283,500
<OTHER-SE>                                                             671,000 <F4>
<TOTAL-LIABILITY-AND-EQUITY>                                        17,297,500
<PREMIUMS>                                                           1,465,000
<INVESTMENT-INCOME>                                                  1,142,600
<INVESTMENT-GAINS>                                                     188,900 <F5>
<OTHER-INCOME>                                                          58,800 <F6>
<BENEFITS>                                                           1,692,900 <F7>
<UNDERWRITING-AMORTIZATION>                                            307,500 <F8>
<UNDERWRITING-OTHER>                                                   272,100
<INCOME-PRETAX>                                                        418,500
<INCOME-TAX>                                                            87,000
<INCOME-CONTINUING>                                                    331,500
<DISCONTINUED>                                                               0
<EXTRAORDINARY>                                                         (2,100)
<CHANGES>                                                                    0
<NET-INCOME>                                                           220,400
<EPS-PRIMARY>                                                             4.69
<EPS-DILUTED>                                                             4.22
<RESERVE-OPEN>                                                               0
<PROVISION-CURRENT>                                                          0
<PROVISION-PRIOR>                                                            0
<PAYMENTS-CURRENT>                                                           0
<PAYMENTS-PRIOR>                                                             0
<RESERVE-CLOSE>                                                              0
<CUMULATIVE-DEFICIENCY>                                                      0

  <F1>  Includes $259,100 of credit-tenant loans.
  <F2>  Includes $1,030,700 of cost of policies purchased.
  <F3>  Includes notes payable of Bankers Life Holding Corporation of $301,500 and CCP II of $283,200 which are not direct obligations of Conseco.
  <F4>  Includes retained earnings of $558,300, offset by net unrealized appreciation of securities of $112,700.
  <F5>  Includes net realized gains of $186,400 and a net trading gain of $2,500.
  <F6>  Includes fee revenue of $33,900, retructuring income of $15,200 and other income of $9,700.


  <F7>  Includes insurance policy benefits of $1,075,500,  change in future policy benefits of $32,000 and interest expense on annuities and financial products of $585,400.
  <F8>  Includes amortization of cost of policies purchased of $118,800 and cost of policies produced of $62,100 and amortization related to realized gains of
        $126,600.

